EXHIBIT 1
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                            STOCK PURCHASE AGREEMENT

                                 By and Between

                             GENESEE & WYOMING INC.

                                       And

                             THE 1818 FUND III, L.P.



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                             Dated October 19, 2000

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                                Table of Contents


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ARTICLE 1         DEFINITIONS.................................................................1
         1.1      Definitions.................................................................1
         1.2      Accounting Terms; Financial Covenants.......................................8

ARTICLE 2         PURCHASE AND SALE OF PREFERRED STOCK........................................9
         2.1      Purchase and Sale of Preferred Stock........................................9
         2.2      Certificate of Designation.................................................10
         2.3      Fees.......................................................................10
         2.4      Closing....................................................................10

ARTICLE 3         CONDITIONS TO THE OBLIGATION
                  OF THE PURCHASER TO CLOSE..................................................11
         3.1      Representations and Warranties True........................................11
         3.2      Compliance with this Agreement.............................................11
         3.3      Officer's Certificate......................................................11
         3.4      Secretary's Certificate....................................................12
         3.5      Documents..................................................................12
         3.6      Purchase Permitted by Applicable Laws; Legal Investment....................12
         3.7      Intentionally omitted......................................................12
         3.8      Opinion of Counsel.........................................................12
         3.9      Consents and Approvals.....................................................12
         3.10     No Material Adverse Change.................................................12
         3.11     Bolivia or Westrail Closing................................................13
         3.12      Conduct of Business.......................................................13
         3.13     Registration Rights Agreement..............................................13
         3.14     Stockholders Agreement.....................................................13
         3.15     Charter of the Company.....................................................13
         3.16     Market Conditions..........................................................13
         3.17     No Litigation..............................................................13
         3.18     No Default or Breach.......................................................14
         3.19     Credit Agreement...........................................................14

ARTICLE 4         CONDITIONS TO THE OBLIGATION
                       OF THE COMPANY TO CLOSE...............................................14
         4.1      Representations and Warranties True........................................14
         4.2      Compliance with this Agreement.............................................14
         4.3      Issuance Permitted by Applicable Laws......................................14
         4.4      Consents and Approvals.....................................................15
         4.5      Charter of the Company.....................................................15
         4.7      Bolivia and Westrail Closing...............................................15
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ARTICLE 5         REPRESENTATIONS AND
                  WARRANTIES OF THE COMPANY..................................................15
         5.1      Corporate Existence and Power..............................................15
         5.2      Corporate Authorization; No Contravention..................................16
         5.3      Governmental Authorization; Third Party Consents...........................16
         5.4      Binding Effect.............................................................16
         5.5      No Legal Bar...............................................................17
         5.6      Litigation.................................................................17
         5.7      No Default or Breach.......................................................17
         5.8      Title to Properties........................................................18
         5.9      Taxes......................................................................18
         5.10     Financial Condition........................................................18
         5.11     No Material Adverse Change.................................................18
         5.12     Commission Documents.......................................................18
         5.13     Environmental Matters......................................................19
         5.14     Investment Company.........................................................20
         5.15     Subsidiaries...............................................................20
         5.16     Capitalization.............................................................20
         5.17     Private Offering...........................................................21
         5.18     Broker's, Finder's or Similar Fees.........................................21
         5.19     Outstanding Indebtedness...................................................21
         5.20     Full Disclosure............................................................21
         5.21     ERISA and Employee Benefit Plans...........................................21
         5.22     Regulatory Compliance......................................................22
         5.23     Registration Rights Agreement..............................................23
         5.24     Stockholders Agreement.....................................................23
         5.25     Trade Relations............................................................23
         5.26     Material Contracts.........................................................23
         5.27     Projections................................................................24
         5.28     No Undisclosed Financial Liabilities.......................................24
         5.29     Labor Matters..............................................................24
         5.30     Absence of Certain Payments................................................24

ARTICLE 6         REPRESENTATIONS AND WARRANTIES
                   AND COVENANTS OF THE PURCHASER............................................25
         6.1      Existence and Power........................................................25
         6.2      Authorization; No Contravention............................................25
         6.3      Binding Effect.............................................................25
         6.4      No Legal Bar...............................................................26
         6.5      Purchase for Own Account...................................................26
         6.6      Investment Representation..................................................27
         6.7      Litigation.................................................................27
         6.8      Broker's, Finder's or Similar Fees.........................................27

ARTICLE 7         INDEMNIFICATION............................................................27
         7.1      Indemnification by the Company.............................................27
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         7.2      Indemnification by the Purchaser...........................................28
         7.3      Notification...............................................................28
         7.4      Registration Rights Agreement..............................................29

ARTICLE 8         AFFIRMATIVE COVENANTS......................................................30
         8.1      Financial Statements.......................................................30
         8.2      Confidentiality............................................................31
         8.3      Notices....................................................................31
         8.4      Issue Taxes................................................................32
         8.5      Reservation of Shares......................................................32
         8.6      Inspection.................................................................33
         8.7      Registration and Listing...................................................33
         8.8      HSR Act Filing.............................................................33
         8.9      Use of Proceeds............................................................33

ARTICLE 9         NEGATIVE COVENANTS.........................................................34
         9.1      Consolidations and Mergers.................................................34
         9.2      Transactions with Affiliates...............................................34
         9.3      No Inconsistent Agreements.................................................34
         9.4      Issuance of Preferred Stock................................................35

ARTICLE 10        MISCELLANEOUS..............................................................35
         10.1     Survival of Provisions.....................................................35
         10.2     Further Actions............................................................36
         10.3     Notices....................................................................36
         10.4     Successors and Assigns.....................................................37
         10.5     Amendment and Waiver.......................................................37
         10.6     Counterparts...............................................................38
         10.7     Headings...................................................................38
         10.8     Determinations.............................................................38
         10.9     Governing Law..............................................................38
         10.10    Jurisdiction...............................................................38
         10.11    Severability...............................................................38
         10.12    Rules of Construction......................................................38
         10.13    Remedies...................................................................38
         10.14    Entire Agreement...........................................................39
         10.15    Attorneys' Fees............................................................39
         10.16    Publicity..................................................................39
         10.17    Expenses...................................................................39
         10.18    Termination................................................................40
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EXHIBITS

Exhibit A           Form of Charter Amendment
Exhibit B           Form of Certificate of Designation
Exhibit C           Matters to be Addressed by Opinion of Counsel to Company
Exhibit D           Form of Registration Rights Agreement
Exhibit E           Form of Stockholders Agreement



DISCLOSURE SCHEDULES

Schedule 5.3 of the Disclosure Schedules          Governmental Authorizations;
                                                    Third Party Consents
Schedule 5.6 of the Disclosure Schedules          Litigation
Schedule 5.13 of the Disclosure Schedules         Environmental Matters
Schedule 5.15 of the Disclosure Schedules         Subsidiaries
Schedule 5.16 of the Disclosure Schedules         Capitalization
Schedule 5.21 of the Disclosure Schedules         Benefit Plans
Schedule 5.23 of the Disclosure Schedules         Registration Rights Agreement
Schedule 5.24 of the Disclosure Schedules         Stockholders Agreement
Schedule 5.26 of the Disclosure Schedules         Material Contracts
Schedule 5.27 of the Disclosure Schedules         Projections
Schedule 5.28 of the Disclosure Schedules         Financial Liabilities




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                  STOCK PURCHASE AGREEMENT, dated October 19, 2000, by and
between Genesee & Wyoming Inc., a corporation organized under the laws of Delaware (the "Company"), and The 1818 Fund III, L.P., a Delaware limited partnership (the "Purchaser").

                  The Company proposes that the Company issue to the Purchaser, and the Purchaser purchase, up to 25,000 shares of the Company's 4.0% Senior Redeemable Convertible Preferred Stock, Series A, par value $.01 per share (the "Preferred Stock"), upon the terms and subject to the conditions set forth in this Agreement.

                  An amendment to the Company's Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Charter Amendment") authorizing 1,000,000 shares of Preferred Stock, par value $.01 per share, has been approved by the Board of Directors of the Company and the holders of a majority of the voting power of the outstanding shares of Common Stock but not yet filed with the Secretary of State of the State of Delaware.

                  The Charter Amendment will be so filed on or about November 13, 2000 and, prior to Closing, the Certificate of Designation will be filed with the Secretary of State of the State of Delaware.

                  In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

                  1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                           "1998 Audited Financials" has the meaning assigned to
that term in Section 5.10.

                           "1999 Audited Financials" has the meaning assigned to
that term in Section 5.10.

                           "Acquisition Threshold" means the expenditure of
$25,000,000 or more (whether by means of cash payment, issuance of capital stock, assumption of indebtedness or, in the case of an asset acquisition only, assumption of Capitalized Lease Obligations) by the Company or its Subsidiaries to acquire (x) the assets or capital stock of any railway company or (y) concessions from any Governmental Authority to operate a railway; provided, however, that expenditures made (whether by means of cash payment, issuance of capital stock or assumption of indebtedness or Capitalized Lease

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Obligations) in connection with the acquisition of capital stock or assets of
Bolivia. and Westrail shall not be included when calculating whether the Acquisition Threshold has been reached.

                           "Additional Closing Date" has the meaning assigned
that term in Section 2.1(b)(iii).

                           "Additional Option Shares" has the meaning assigned
to that term in Section 2.1(b)(i).

                           "Additional Purchase Price" has the meaning assigned
that term in Section 2.1(b)(iii).

                           "Additional Shares has the meaning assigned to that
term in Section 2.1(b)(ii).

                           "Affiliate" has the meaning assigned that term in
Rule 12b-2 of the General Rules and Regulations under the Exchange Act; provided that "Affiliate" shall not, unless the context requires otherwise, include the Purchaser or any Affiliate of the Purchaser; provided further, that, Mortimer B. Fuller III shall be deemed to be an Affiliate of the Company.

                           "Agreement" means this Agreement as the same may be
amended, supplemented or modified in accordance with the terms hereof.

                           "Benefit Plans" has the meaning assigned that term in
Section 5.21(a).

                           "Bolivia" means Empresa Ferroviaria Oriental, S.A.

                           "Business Day" means any day other than a Saturday,
Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to close.

                           "Capitalized Lease" means any lease of property, real
or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on the balance sheet of the lessee.

                           "Capitalized Lease Obligations" means as to any
Person, the obligations of such Person to pay rent or other amounts under any Capitalized Leases; the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                           "Certificate of Designation" means the Certificate of
Designation with respect to the Preferred Stock (the form of which is attached hereto as Exhibit B) to

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be adopted by the Board of Directors of the Company and filed with the Secretary of State of the State of Delaware.

                           "Claims" has the meaning assigned to that term in
Section 5.13(b).

                           "Class A Common Stock" means the Class A Common Stock
of the Company, par value $.01 per share, and having one vote per share.

                           "Class B Common Stock" means the Class B Common Stock
of the Company, par value $.01 per share, and having ten votes per share.

                           "Closing" means the Initial Closing or an Additional
Closing, as the case may be.

                           "Closing Date" means either the Initial Closing Date
or any Additional Closing Date, as the case may be.

                           "Code" means the Internal Revenue Code of 1986, as
amended.

                           "Commission" means the Securities and Exchange
Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                           "Commission Documents" has the meaning assigned to
that term in Section 5.12.

                           "Common Stock" means and includes the Class A Common
Stock and the Class B Common Stock and each other class of capital stock of the Company that does not have a preference over any other class of capital stock of the Company as to dividends or upon liquidation, dissolution or winding up of the Company and, in each case, shall include any other class of capital stock of the Company into which such stock is reclassified or reconstituted.

                           "Company Indemnified Party" has the meaning assigned
that term in Section 7.2.

                           "Condition of the Company" means the assets,
business, properties or financial condition of the Company and its Subsidiaries taken as a whole.

                           "Contractual Obligations" means as to any Person, any
provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                           "Credit Agreement" means the Third Amended and
Restated Revolving Credit and Term Loan Agreement of the Company dated as of August 17, 1999, among the Company, Australia Southern Railroad Pty. Limited, Quebec Gatineau

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Railway Inc., Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V., The
Guarantors, the Lending Institutions listed on Schedule II thereto, Fleet National Bank (formerly known as Bank Boston, N.A.) and The First National Bank of Chicago, as amended, modified, supplemented, restated or replaced and in effect from time to time.

                           "Disclosure Schedules" has the meaning assigned to
that term in the preamble to Article 5.

                           "Documents" has the meaning assigned to that term in
Section 5.20.

                           "Environmental Claims" means any written notification
pursuant to Environmental Laws asserting that any of the current or past operations of the Company or any of its Subsidiaries, or any hazardous substance generated as a result of such operations or any of the property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, or the operations or property of any predecessor of the Company or any of its Subsidiaries, is or may be subject to any Claim, Requirements of Law, hearing, notice, agreement or evaluation by any Governmental Authority or any other person.

                           "Environmental Compliance Costs" means any
expenditures, costs, assessments or expenses (including any expenditures, costs, assessments or expenses in connection with the conduct of any Remedial Action, as well as reasonable fees, disbursements and expenses of attorneys, experts, personnel and consultants), whether direct or indirect, necessary to cause the operations, real property, assets, equipment or facilities owned, leased, operated or used by the Company or any of its Subsidiaries to be in compliance with any and all requirements of Environmental Laws, or Permits issued pursuant to Environmental Laws; provided, however, that Environmental Compliance Costs do not include expenditures, costs, assessments or expenses necessary in connection with normal operation or maintenance of such real property, assets, equipment or facilities or the replacement of equipment in the normal course of events due to ordinary wear and tear.

                           "Environmental Laws" means any federal, state,
territorial, provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), or any other environmental matter, together with any other laws (federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of or human exposure to any pollutant, hazardous substance or contaminant including, without limitation, medical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any pollutant, hazardous substance or contaminant, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss.9601 et seq.), the Hazardous Material Transportation

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                                                                               5


Act (49 U.S.C.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.ss.1251 et seq.), the Clean Air Act (42 U.S.C.ss.1251 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.ss.121 et seq.), the Asbestos Hazard Emergency Response Act (15 U.S.C.ss.et seq.); the Safe Drinking Water Act (42 U.S.C.ss.300F et seq.); and the Oil Pollution Act of 1990 (33 U.S.C.ss. 2701 et seq.), as such laws have been amended or supplemented and any analogous state or local laws, statutes and regulations promulgated thereunder.

                           "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended.

                           "Exchange Act" means the Securities Exchange Act of
1934, as amended, and the rules and regulations of the Commission thereunder.

                           "Financial Liabilities" has the meaning assigned that
term in Section 5.28.

                           "GAAP" means generally accepted accounting principles
in the United States in effect from time to time.

                           "Governmental Authority" means the government of any
nation, state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                           "Hazardous Substance" means any toxic waste,
pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any other substance regulated under any Environmental Law.

                           "Holder", with respect to Preferred Shares or Class A
Common Stock issued upon conversion of the Preferred Shares, means the Purchaser and any subsequent direct or indirect transferee of such security; provided that the term Holder shall not include any Person who owns such security if it has been registered under the Securities Act or if it has been transferred to such Person after such security has been the subject of a distribution to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or otherwise distributed under circumstances not requiring a restrictive legend.

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                           "HSR Act" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, and the rules and regulations of the Federal Trade Commission thereunder.

                           "HSR Filing" has the meaning assigned to that term in
Section 2.4.

                           "Indemnified party" has the meaning assigned to that
term in Section 7.1.

                           "Initial Closing" has the meaning assigned to that
term in Section 2.4.

                           "Initial Closing Date" means the date specified in
Section 2.4.

                           "Initial Preferred Shares" has the meaning assigned
to that term in Section 2.1(a).

                           "Initial Purchase Price" has the meaning assigned to
that term in Section 2.1(a).

                           "Interim Financials" has the meaning assigned to that
term in Section 5.10.

                           "Liabilities" has the meaning assigned to that term
in Section 7.1.

                           "Lien" means any mortgage, deed of trust, pledge,
hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capitalized lease obligation, or any financing lease having substantially the same economic effect as any of the fore going).

                           "NASDAQ" means the National Market System of the
National Association of Securities Dealers, Inc. Automated Quotations System.

                           "NYSE" means the New York Stock Exchange, Inc.

                           "Permits" means any licenses, franchises, permits and
authorizations of any Governmental Authority as are necessary for the lawful conduct of the Company and its Subsidiaries.

                           "Person" means any individual, firm, corporation,
partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

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                           "PORTAL" means Private Offerings, Resales and Trading
through Automated Linkages.

                           "Preferred Shares" means the Initial Preferred Shares
and the Additional Shares.

                           "Projections" has the meaning assigned to that term
in Section 5.27.

                           "Purchase Price" means the Initial Purchase Price and
any Additional Purchase Price.

                           "Purchaser Option" has the meaning assigned that term
in Section 2.1(b)(ii).

                           "Purchaser's Representative" has the meaning assigned
that term in Section 8.2.

                           "Registration Rights Agreement" means the
Registration Rights Agreement in the form attached hereto as Exhibit D.

                           "Release" means any release, spill, emission,
leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

                           "Remedial Action" means all actions, whether
voluntary or involuntary, reasonably necessary to comply with, or discharge any obligation under, Environmental Laws to (i) clean up, remove, treat or cover Hazardous Substances in the indoor or outdoor environment; (ii) prevent or control the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or
(iii) perform remedial studies, investigations, restoration and post-remedial studies, investigations and monitoring on, about or in any real property.

                           "Requirements of Law" means as to any Person, the
Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                           "Securities Act" means the Securities Act of 1933, as
amended, and the rules and regulations of the Commission thereunder.

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                           "Solvent" means, with respect to any Person, that the
fair saleable value on a going concern basis of the assets and property of such Person is, on the date of determination, greater than the total amount of liabilities (including contingent and unli quidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature. In computing the amount of contingent or liquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that is probable to become an actual or matured liability.

                           "Stockholders Agreement" means the Letter Agreement
in the form attached hereto as Exhibit E.

                           "Subsidiary" means, with respect to any Person,
another Person of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such first-mentioned Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                           "USTs" means any underground or aboveground storage
tanks or related piping or dispensers.

                           "Westrail" means Westrail Freight, which is owned by
the government of Western Australia.

                  1.2 Accounting Terms; Financial Covenants. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company's financial condition and results of operations shall be the same after such changes as if such changes had not been made.
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                                    ARTICLE 2

                      PURCHASE AND SALE OF PREFERRED STOCK

                  2.1      Purchase and Sale of Preferred Stock.

                           (a)    Subject to the terms and conditions herein set
forth, the Company agrees that it will issue to the Purchaser, and the Purchaser agrees that it will acquire from the Company, at the Initial Closing, 10,000 shares of Preferred Stock (the "Initial Preferred Shares") for an aggregate purchase price of $10,000,000 (the "Initial Purchase Price"), in cash, by wire transfer of immediately available funds to an account designated by the Company in a notice delivered to the Purchaser no less than one day prior to the Closing Date.

                           (b) (i) The Company has the option of requiring the
Purchaser (or, at the Purchaser's option, an Affiliate thereof) to acquire from time to time (in multiples of $5,000,000) before January 15, 2001 up to 15,000 additional shares of Preferred Stock (the "Additional Option Shares") at a price of $1,000 per share.

                           (ii) If the Company has equaled or exceeded the
Acquisition Threshold on or before the first anniversary of the Initial Closing Date, the Purchaser shall have the one-time option (the "Purchaser Option") to elect, on or before the first anniversary of the Initial Closing, to acquire an additional 10,000 shares of Preferred Stock (such shares, together with the Additional Option Shares, the "Additional Shares") at a price of $1,000 per share; provided, however, that the total number of shares of Preferred Stock to be acquired by the Purchaser upon exercise of the Purchaser Option shall be reduced to the extent necessary so that the aggregate purchase price of the Initial Preferred Shares and the Additional Shares does not exceed $25,000,000; provided, further, that if the Company has not equaled or exceeded the Acquisition Threshold on or before the first anniversary of the Initial Closing Date, the Purchaser Option shall be extended until the second anniversary of the Initial Closing and may be exercised by the Purchaser until that time if the Acquisition Threshold is then equaled or exceeded. In addition, the Company shall give the Purchaser notice within 10 days of the closing of any acquisition occurring prior to the expiration of the Purchaser Option that is to be included when determining if the Acquisition Threshold has been equaled or exceeded.

                           (iii) The Company shall give the Purchaser written
notice of its election to sell Additional Shares pursuant to clause (b)(i) and the Purchaser shall give the Company written notice of its election to purchase Additional Shares pursuant to clause (b)(ii), as the case may be, on a date specified in such notice (which date shall be a Business Day occurring at least 10 Business Days after the date of such notice). Such notice shall specify the number of Preferred Shares to be sold or purchased, as the case may be, and, if applicable, the name or names (with address) in which a certificate or certificates for the Additional Shares are to be issued. The purchase and sale of the Additional Shares shall, subject to the provisions contained in Section
2.4 in the event an HSR Filing is required, occur on the date specified in such notice (each, an "Additional

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Closing Date"). On each Additional Closing Date, the Company will issue to the
Purchaser (or its Affiliate) the number of shares of Preferred Shares to be purchased on such date and the Purchaser shall deliver the purchase price therefore (the "Additional Purchase Price") in cash, by wire transfer of immediately available funds to an account designated by the Company in a notice delivered to the Purchaser. On each Additional Closing Date, the Purchaser shall deliver to the Company a certificate signed by a General Partner stating that the representations and warranties contained in Article 6 are true and correct as if made as of such Additional Closing Date (unless such representations and warranties relate to matters only as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date) and the President or a Vice President of the Company shall deliver to the Purchaser a certificate stating that the representations and warranties contained in Article 5 are true and correct in all material respects as of such Additional Closing Date as if made as of such date (unless such representations and warranties relate to matters only as of a particular date in which case such representations and warranties shall be true and correct in all material respects as of such date) and the Company is in compliance in all material respects with its obligations in Article 8 or 9; provided, that,
(x) the references in Section 5.10 to the 1998 Audited Financials and the 1999 Audited Financials shall instead be to the audited consolidated financial statements of the Company for the two most recently completed fiscal years (which have been included in the Company's Commission Documents), (y) references in Section 5.10 to the Interim Financials shall be deemed to also include a reference to the unaudited consolidated financial statements of the Company for each completed fiscal quarter ending September 30, March 31 and September 30 since the Initial Closing for which the Company has filed a quarterly report on Form 10-Q and (z) the Company shall deliver a supplemental schedule to the Purchaser updating the capitalization and material contracts (as to the first sentence thereof only) representations and warranties contained in Sections 5.16 and 5.26; provided, further, that the Company shall also satisfy and certify that the conditions contained in Sections 3.6, 3.8, 3.9, 3.10, 3.17 and 3.18 shall be satisfied as of the Closing Date in respect of the purchase of the Additional Shares.

                  2.2 Certificate of Designation. The Preferred Shares shall have the rights and preferences set forth in the Certificate of Designation.

                  2.3 Fees. The Company agrees it will pay to the Purchaser at each Closing, a facility fee of 3.75% of the Purchase Price of the Preferred Shares to be purchased by the Purchaser at such Closing in cash, by wire transfer of immediately available funds to an account designated by the Purchaser in a notice delivered to the Company at least one day prior to such Closing. Such facility fee may be paid by the Purchaser by deducting such amount from the Purchase Price.

                  2.4 Closing. The purchase and issuance of the Initial Preferred Shares shall take place at the closing (the "Initial Closing") to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064 on the second Business Day following the fulfillment of all conditions to the Initial Closing (other than those conditions contemplated to be fulfilled concurrently with the Initial Closing), or such later date on or prior to January 31, 2001 as the parties may agree (the "Initial Closing Date"), at 10:00 a.m., New York City time. The location and time of each purchase and issuance of Additional Shares (each an "Additional Closing" and, together with the Initial Closing, the "Closings") shall be set forth in the written notice from the Company or the Purchaser, as the case may be, referred to in Section 2.1(b); provided, however, that in the event that the Purchaser's purchase of Preferred Shares at an Additional Closing would result in a premerger notification filing requirement (an "HSR Filing") pursuant to the HSR Act, the Purchaser shall not be required to purchase and the Company shall not be required to sell such Preferred Shares at such Additional Closing until expiration or termination of the HSR Act waiting period, and; provided, further, that such purchase shall instead close on the second Business Day after expiration or termination of the HSR Act waiting period. At each Closing, subject to the terms and conditions set forth herein, the Company shall sell the Preferred Shares to be purchased at such Closing to the Purchaser by delivering to the Purchaser Preferred Shares registered in the name of the Purchaser or its designees, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of any Lien, and the Purchaser shall purchase the Preferred Shares by depositing the purchase price therefor, in cash or by wire transfer of immediately available funds to an account designated by the Company in a notice delivered to the Purchaser no less than one day prior to the Additional Closing Date.


                                    ARTICLE 3

                          CONDITIONS TO THE OBLIGATION
                            OF THE PURCHASER TO CLOSE

                  The obligation of the Purchaser to purchase the Initial Preferred Shares, to pay the Initial Purchase Price at the Initial Closing and to perform any obligations hereunder shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

                  3.1 Representations and Warranties True. The representations and warranties of the Company contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date (unless such representations and warranties relate to matters only as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

                  3.2 Compliance with this Agreement. The Company shall have performed and complied in all material respects with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

                  3.3 Officer's Certificate. The Purchaser shall have received a certificate, dated the Closing Date and signed by the President or a Vice President of the

Company, certifying that the conditions set forth in Sections 3.1 and 3.2 hereof have been satisfied on and as of such date.

                  3.4 Secretary's Certificate. The Purchaser shall have received a certificate, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying the truth and correctness of attached copies of the Certificate of Incorporation and By-laws of the Company and resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby.

                  3.5 Documents. The Purchaser shall have received copies of such documents as it reasonably may request in connection with the sale of the Initial Preferred Shares and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchaser.

                  3.6 Purchase Permitted by Applicable Laws; Legal Investment. The acquisition of and payment for the Initial Preferred Shares to be acquired by the Purchaser hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any applicable law or governmental regulation, (b) shall not subject the Purchaser to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation and (c) shall be permitted by the laws and regulations of the jurisdictions to which it is subject.

                  3.7      Intentionally omitted.

                  3.8 Opinion of Counsel. The Purchaser shall have received the opinion of Simpson, Thacher & Bartlett, counsel to the Company, dated the Closing Date, with respect to the matters set forth in Exhibit C hereto.

                  3.9 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons, including with respect to Contractual Obligations of the Company, necessary or required in connection with the execution, delivery or performance (including, without limitation, the payment of dividends on the Preferred Stock and the issuance of Class A Common Stock upon the conversion of the Preferred Stock) by the Company or enforcement against the Company of this Agreement, the Preferred Shares, the Registration Rights Agreement or the Stockholders Agreement shall have been obtained and be in full force and effect (and the Purchaser shall have been furnished with appropriate evidence thereof), other than those that would not impair the ability of the Company to perform its obligations under this Agreement,

                  3.10 No Material Adverse Change. Since December 31, 1999, there shall have been no material adverse change, nor shall any event occur which is reasonably likely to cause any such change in the Condition of the Company since that date; provided, however, that such change shall not include changes arising out of (i) changes in U.S. general economic or securities markets conditions; (ii) any changes that affect the railroad industry in general; or (iii) changes resulting from the announcement of the transactions contemplated by this Agreement.

                  3.11 Bolivia or Westrail Closing. The proposed investment by the Company in either Bolivia or Westrail shall have been consummated on terms and conditions satisfactory to the Purchaser in its reasonable judgment.

                  3.12 Conduct of Business. The Company shall not have from the date hereof to the Closing Date (i) taken any action or proposed to take any action that would require the vote of the Preferred Stock as contemplated by
Section 3(b) of the Certificate of Designation if such Certificate of Designation were in effect as of the date hereof or (ii) allowed or agreed to allow a Change of Control (as defined in the Certificate of Designation) to occur, in each case without the prior written consent of the Purchasers.

                  3.13 Registration Rights Agreement. The Company shall have duly executed and delivered to the Purchaser the Registration Rights Agreement.

                  3.14 Stockholders Agreement. The Company and the other parties thereto (other than the Purchaser) shall have duly executed and delivered to the Purchaser the Stockholders Agreement.

                  3.15 Charter of the Company. The Charter Amendment and the Certificate of Designation shall each have been filed with the Secretary of State of the State of Delaware and each such filing shall have become effective and neither the Charter Amendment nor the Certificate of Designation shall have been amended or modified.

                  3.16 Market Conditions. Prior to the Closing Date, (a) trading in the Common Stock shall not have been suspended by the Commission or by the NASDAQ, (b) trading in securities generally on the NYSE or NASDAQ shall not have been sus pended or limited for two consecutive Business Days or minimum or maximum prices shall not have been generally established on such exchange for two consecutive Business Days, or additional material governmental restrictions, not in force on the date of this Agreement, shall not have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other Governmental Authority for two consecutive Business Days and (c) a general banking moratorium shall not have been declared by either Federal or New York State authorities and continued for two (2) consecutive Business Days.

                  3.17 No Litigation. Except as set forth in Schedule 5.6, no action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries which is reasonably likely to be successful against the Company and would, if adversely determined,
(i) have a material adverse effect on the Condition of the Company or (ii) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Preferred Shares, the Registration Rights Agreement or the Stockholders Agreement.

                  3.18 No Default or Breach. Neither the Company nor any of its Subsidiaries shall be in default under or with respect to any Contractual Obligation in any respect, which, individually or together with all such defaults, would be materially adverse to the Condition of the Company or which could materially adversely affect the ability of the Company to perform its obligations under this Agreement, the Preferred Shares, the Registration Rights Agreement or the Stockholders Agreement.

                  3.19 Credit Agreement. The parties to the Credit Agreement shall have duly executed and delivered an amendment thereto in respect of the issuance of the Preferred Stock and the payment of the dividends thereon in form and substance acceptable to the Purchaser in its reasonable judgment.


                                    ARTICLE 4

                          CONDITIONS TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE

                  The obligations of the Company to issue and sell the Initial Preferred Shares, and to consummate the transactions contemplated herein on the Initial Closing Date, shall be subject to the satisfaction or waiver of the following conditions on or before the Initial Closing Date:

                  4.1 Representations and Warranties True. The representations and warranties of the Purchaser contained in Section 6 hereof shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date (unless such representations and warranties relate to matters only as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

                  4.2 Compliance with this Agreement. The Purchaser shall have performed and complied with in all material respects all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchaser on or before the Closing Date.

                  4.3 Issuance Permitted by Applicable Laws. The issuance of the Preferred Shares and the consummation of the transactions contemplated hereby by the Company (a) shall not be prohibited by any applicable law or governmental regulation, (b) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation and (c) shall be permitted by the laws and regulations of the jurisdictions in which is it subject.

                  4.4 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons, including with respect to Contractual Obligations of the Purchaser, necessary or required in connection with the execution, delivery or performance by the Purchaser or enforcement against the Purchaser of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

                  4.5 Charter of the Company. The Charter Amendment and the Certificate of Designation shall each have been filed with the Secretary of State of the State of Delaware and each such filing shall have become effective.

                  4.6 Credit Agreement. The parties to the Credit Agreement shall have duly executed and delivered an amendment thereto in respect of the issuance of the Preferred Stock in form and substance acceptable to the Company in its reasonable judgment.

                  4.7 Bolivia and Westrail Closings. The proposed investment by the Company in either Bolivia or Westrail shall have been consummated on terms and conditions satisfactory to the Company in its reasonable judgment.


                                    ARTICLE 5

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

                  The Company has delivered a disclosure letter relating to this Agreement (the "Disclosure Schedules") to the Purchaser prior to the execution of this Agreement. The Company hereby represents and warrants to the Purchaser as follows:

                  5.1 Corporate Existence and Power. The Company, and each of its Subsidiaries:

                           (a)    is duly organized, validly existing and in
good standing under the laws of the jurisdiction of its organization;

                           (b)    has (i) full corporate (or other
organizational) power and authority and (ii) all governmental licenses, authorizations, consents and approvals to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

                           (c)    is duly qualified as a foreign person,
licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

                           (d)    is in compliance with all Requirements of Law;

except, in the case of (b)(ii), (c) or (d) of this Section 5.1, to the extent that the failure to do so would not have a material adverse effect on the Condition of the Company.

                  5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares and the Class A Common Stock issuable upon the conversion of the Preferred Shares:

                           (a)    is within the Company's corporate power and
authority and has been duly authorized by all necessary corporate action; and

                           (b)    will not violate, conflict with or result in
any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Company or any of its Subsidiaries, or any order or decree directly relating to the Company or any of its Subsidiaries, other than any such violations, conflicts, contraventions or Liens that, individually or in the aggregate, could not reasonably be expected to (i) impair the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement or the Stockholders Agreement or (ii) prevent or materially delay consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Stockholders Agreement.

                  5.3 Governmental Authorization; Third Party Consents. Other than with respect to compliance with the HSR Act or as set forth in
Schedule 5.3 of the Disclosure Schedules, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, is necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement, the Preferred Shares, the Registration Rights Agreement, the Stockholders Agreement or the transactions contemplated hereby or thereby. As of the Closing Date, the issuance of and payment of dividends on the Preferred Stock will not be prohibited by the terms of the Credit Agreement

                  5.4 Binding Effect. This Agreement has been duly executed and delivered by the Company, and at the Initial Closing the Registration Rights Agreement, the Stockholders Agreement and the Initial Preferred Shares will be duly executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by any implied covenant of good faith and fair dealing, by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability or as the enforcement may be limited by considerations of public policy. At the Closing, the Registration Rights Agreement, the Stockholders Agreement and the Preferred Shares will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by any implied consent of good faith and fair dealing, by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability or as the enforcement may be limited by considerations of public policy.

                  5.5 No Legal Bar. Neither the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Stockholders Agreement nor the issuance or performance of the terms of the Preferred Shares will violate any Requirement of Law in any material respect or any of its Subsidiaries or any rule or regulation of NASDAQ.

                  5.6      Litigation.

                           (a)     Except as set forth in Schedule 5.6 of the
Disclosure Schedules, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries:

                                   (i) with respect to this Agreement, the
Preferred Shares, the Registration Rights Agreement or the Stockholders Agreement or any of the transactions contemplated hereby or thereby; or

                                   (ii) which is reasonably likely to be
successful against the Company and would, if adversely determined, (i) have a material adverse effect on the Condition of the Company or (ii) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Preferred Shares, the Registration Rights Agreement or the Stockholders Agreement.

                           (b)     No injunction, writ, temporary restraining
order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement, the Preferred Shares, the Registration Rights Agreement or the Stockholders Agreement.

                  5.7 No Default or Breach. No event has occurred and is continuing or would result from incurring the obligations by the Company under this Agreement, the Preferred Shares or under the Registration Rights Agreement which would constitute a default under or breach of any of the provisions of
Article 8 or 9. Neither the Company nor any of its Subsidiaries is (or would be as a result the issuance of the Preferred Shares and the conversion of such shares into Class A Common Stock) in default under or with respect to any Contractual Obligation in any respect, which, individually or together with all such defaults, would be materially adverse to the Condition of the Company or which could reasonably be expected to materially adversely affect the ability of the Company to perform its obligations under this Agreement, the Preferred Shares, the Registration Rights Agreement or the Stockholders Agreement.

                  5.8 Title to Properties. The Company and each of its Subsidiaries have good and defensible title to, or hold leases in full force and effect in all their real property, except for such defects in title as could not reasonably be expected to, individually or in the aggregate, have a materially adverse effect on the Condition of the Company or the ability of the Company to perform its obligations under this Agreement, the Preferred Shares, the Registration Rights Agreement or the Stockholders Agreement.

                  5.9 Taxes. The Company and its Subsidiaries have filed or caused to be filed, or have properly filed extensions for, all material income tax returns which are required to be filed and have paid or caused to be paid all material taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate for all material income tax liabilities applicable to the Company and its Subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

                  5.10 Financial Condition. The Company heretofore has delivered or made available to the Purchaser true and correct copies of audited consolidated financial statements of the Company and its Subsidiaries dated as of December 31, 1998 (the "1998 Audited Financials") and December 31, 1999 (the "1999 Audited Financials"), and the unaudited consolidated financial statements of the Company and its Subsidiaries dated as of March 31, 2000 and June 30, 2000 (the "Interim Financials"). The 1998 Audited Financials, 1999 Audited Financials and the Interim Financials have been prepared in accordance with GAAP applied consistently and present fairly the consolidated financial condition of the Company as of the dates thereof and the consolidated results of operations and cash flows of the Company for the period, or portion thereof, then ended (except in the case of the Interim Financials, for normal year- end adjustment or the absence of footnotes).

                  5.11 No Material Adverse Change. Except as expressly disclosed in the Commission Documents (excluding the financial statements) filed prior to the date hereof that describe the event, since December 31, 1999, there has not been any material adverse change, nor to the knowledge of the Company has any event occurred which is reasonably likely to result in such a change, in the Condition of the Company.

                  5.12 Commission Documents. The Company has filed all registration statements, proxy statements, reports and other documents required to be filed by them under the Securities Act or the Exchange Act, and all amendments thereto (collectively, the "Commission Documents") since January 1, 1998. The Company has furnished or made available to the Purchaser copies of all Commission Documents, each as filed with the Commission, since January 1, 1998. Each Commission Document when filed with the Commission was true and accurate in all material respects and in compliance in all material respects with the requirements of its respective report form.

                  5.13      Environmental Matters. Except as set forth in
Schedule 5.13 of the Disclosure Schedules and except for instances that would not adversely affect the Condition of the Company in any material respect.

                           (a)     Neither the Company nor any of its
Subsidiaries is or has been in violation of any applicable Environmental Law;

                           (b)(i) The Company and its Subsidiaries have all
Permits required pursuant to applicable Environmental Laws for the conduct of the business of the Company or its Subsidiaries, (ii) all such Permits are in full force and effect, (iii) neither the Company nor any of its Subsidiaries has received written notice or has knowledge that any action, cause of action, suit, claim, complaint, demand, litigation or legal, administrative or arbitral proceeding or investigation (collectively, "Claims") to revoke, limit or modify any of such Permits is pending and (iv) the Company and each of its Subsidiaries is in compliance with all terms and conditions thereof;

                           (c)     Neither the Company or any of its
Subsidiaries has received any Environmental Claim, and none of them is subject, due to the consummation of the transactions contemplated by this Agreement, to any obligation to investigate or remediate any property under any applicable Environmental Law;

                           (d)     Neither the Company or any of its
Subsidiaries has entered into any written agreement with any Governmental Body or any other Person by which the Company or any of the Subsidiaries agreed to undertake, or assume responsibility for, or guaranteed, any other Person's agreement to undertake, for the remediation of any condition arising from or relating to a Release or threatened Release of Hazardous Substances into the environment;

                           (e)     To the knowledge of the Company or any of its
Subsidiaries, there is not a Release or threatened Release of Hazardous Substances for which the Company or any of its Subsidiaries could reasonably be expected to be responsible;

                           (f)     Except in cases which would not give rise to
liability under any applicable Environmental Law, there is not now and has not been at any time in the past at, on or in any of the real properties owned, leased or operated by the Company or any of its Subsidiaries, and, to the knowledge of the Company or any of its Subsidiaries, there was not at, on or in any real property previously owned, leased or operated by the Company or any of its Subsidiaries or any predecessor, any UST, surface impoundment, lagoon, landfill, solid waste disposal area, or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances;

                           (g)     To the knowledge of the Company or any of its
Subsidiaries: (i) there is no basis for any Environmental Claim against any of them, and (ii) there is no condition that could reasonably be expected to result in Environmental Compliance costs to any of them;

                           (h)     To the knowledge of the Company or any of its
Subsidiaries, neither the Company or any of its Subsidiaries has transported, stored, treated or disposed, nor has it allowed or arranged for any third persons to transport, store, treat or dispose, any Hazardous Substance to or at:
(i) any location other than a site lawfully permitted to receive such substances for such purposes, or (ii) any location designated for Remedial Action pursuant to Environmental Laws; nor has it performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of any Environmental Laws or in any other manner which could reasonably be expected to result in Environmental Compliance Costs or in an Environmental Claim.

                  5.14 Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  5.15 Subsidiaries. Schedule 5.15 of the Disclosure Schedules sets forth a complete and accurate list of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. Except as set forth on Schedule 5.15 of the Disclosure Schedules, each such Subsidiary is directly or indirectly wholly owned by the Company.

                  5.16 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 12,000,000 shares of Class A Common Stock and 1,500,000 shares of Class B Common Stock. Upon the filing and effectiveness of the Charter Amendment, the authorized capital stock of the Company will consist of 12,000,000 shares of Class A Common Stock, 1,500,000 shares of Class B Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share. Upon the filing and effectiveness of the Certificate of Designation, 25,000 of such shares of preferred stock will be designated as Preferred Stock. As of October 15, 2000, 3,492,328 shares of Class A Common Stock and 845,447 shares of Class B Common Stock are issued and outstanding. Except as set forth in Section 5.16 of the Disclosure Schedules or as contemplated by this Agreement, there are no shares of capital stock of the Company reserved for issuance. All of the outstanding shares of capital stock of the Company have been duly authorized and are fully paid and non-assessable. The Preferred Shares when issued upon payment of the Purchase Price, and the shares of Class A Common Stock when issued upon conversion of the Preferred Shares, are duly authorized, and, when issued, in each case will be validly issued, fully paid and nonassessable. Other than options granted pursuant to the Company's 1996 Stock Option Plan or Stock Option Plan for Outside Directors and except as set forth in Schedule 5.16 of the Disclosure Schedules or in the Certificate of Designation, there are no options, warrants or other rights to purchase shares of capital stock or other securities of the Company, nor is the Company obligated in any manner to issue shares of its capital stock or other securities. Except as set forth in the Company's Restated Certificate of Incorporation (as in effect on the date hereof) and except as contemplated hereby (including the filing of the Certificate of Designation) and for relevant state and federal securities laws, there are no restrictions on the transfer of shares of capital stock of the Company.

                  5.17 Private Offering. No form of general solicitation or general advertising was used by the Company or, to its knowledge, its representatives in connection with the offer or sale of the Preferred Shares. Assuming the accuracy of the Purchaser's representations contained in Section 6.5, no registration of the Preferred Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Preferred Shares pursuant to this Agreement. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Preferred Shares or any other security so as to require the registration of the Preferred Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Preferred Shares are so registered.

                  5.18 Broker's, Finder's or Similar Fees. Except as set forth herein, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries, or any action taken by any such entity.

                  5.19 Outstanding Indebtedness. After giving effect to the issuance of the Preferred Shares, and the conversion of the Preferred Stock into Common Stock, neither the Company nor any of its Subsidiaries would be in default under or with respect to any covenant in the Credit Agreement (determined after giving effect to the amendment thereto contemplated in Sections 3.19 and 4.6).

                  5.20 Full Disclosure. No statement by the Company contained in (i) this Agreement or (ii) any Commission Documents or any other documents, certificates, notices or consents (collectively, "Documents") delivered to the Purchaser in connection with the purchase and sale of the Preferred Shares at or prior to the Closing contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the light of the circumstances in which made, not materially false or misleading.

                  5.21      ERISA and Employee Benefit Plans.

                           (a)     There are no material employee benefit plans,
arrangements, policies or commitments of any type (including, but not limited to, plans described in section 3(3) of ERISA) maintained by the Company or its Subsidiaries, or with respect to which the Company or its Subsidiaries has or could have any direct or indirect liability, other than those described in
Schedule 5.21(a) of the Disclosure Schedules ("Benefit Plans").

                           (b)     Accurate and complete copies of all plan text
and agreements, the most recent annual report, the most recent annual and periodic accounting of plan assets, and the most recent actuarial valuation with respect to each Benefit Plan have been made available upon request to the Purchaser.

                           (c)     Except as provided in Schedule 5.21(c) of the
Disclosure Schedules, no Benefit Plan is or, in the preceding five calendar years, has been subject to Title IV of ERISA or section 412 of the Code. With respect to each Benefit Plan subject to Section 412 of the Code or section 302 of ERISA: (i) such plan uses a funding method permissible under ERISA and the actuarial assumptions used in connection therewith are reasonable individually and in the aggregate; (ii) no such Benefit Plan has incurred an accumulated funding deficiency, whether or not waived; (iii) the fair market value of the assets of such Benefit Plan will exceed or equal the "projected benefit obligation" (as defined in Statement of Financial Accounting Standard No. 87) and the "amount of unfunded benefit liabilities," as defined in section 4001(a)(18) of ERISA is zero; (iv) no such Benefit Plan has been terminated, no filing of a notice of intent to terminate such a Benefit Plan has been made, and the Pension Benefit Guaranty Corporation has not initiated any proceeding to terminate any such Benefit Plan; and (v) no event has occurred and to the Company's Knowledge, there exists no condition or set of circumstances which presents a material risk that any such Benefit Plan has or is likely to experience a "partial termination" within the meaning of section 411(d)(3) of the Code. No Benefit Plan is a "multiple employer plan" within the meaning of the Code or ERISA.

                           (d)     With respect to each Benefit Plan, except as
set forth in Schedule 5.21 of the Disclosure Schedules and to the extent that the failure to comply would not affect the condition of the Company in any material respect: (i) if it is intended to qualify under section 401(a) or 403(a) of the Code, such plan has received a favorable determination letter as to its qualification; (ii) such Benefit Plan has been maintained and administered at all times in compliance with its terms and applicable laws and regulations; and (iii) no event has occurred and there exists no circumstances under which the Company or its Subsidiaries could incur liability under ERISA, the Code or otherwise (other than routine claims for benefits) with respect to such plan.

                           (e)     Except as provided in Schedule 5.21(e) of the
Disclosure Schedules, with respect to each Benefit Plan that is a "welfare plan" (as defined in ERISA section 3(1)): no such plan provides medical benefits with respect to current or former employees of the Company or its Subsidiaries beyond their termination of employment (other than as required under Code section 4980B).

                           (f)     Except as set forth in Schedule 5.21(f) of
the Disclosure Schedules, the consummation of the transactions contemplated by this Agreement will not give rise to any liability or increase any existing liability under any Benefit Plan.

                  5.22 Regulatory Compliance. The Company and its Subsidiaries, in their ownership, management and operation of their business, as now conducted, do not require any authorization, filing, submission or exemption from the Surface Transportation Board, the Federal Railroad Administration or any similar Government Authority body in any country in which the Company or its Subsidiaries operate, other than those that have already been obtained and are in effect and except for instances of noncompliance that would not affect the Condition of the Company in any material respect.

                  5.23 Registration Rights Agreement. Schedule 5.23 of the Disclosure Schedules sets forth all agreements to which the Company or any Subsidiary is a party or by which it is bound relating to the registration of its securities or, in the case of a Subsidiary, the securities of the Subsidiary. None of the agreements listed in Schedule 5.23 of the Disclosure Schedules grants any registration rights to any Person which conflict with the rights to be granted to the Purchaser in the Registration Rights Agreement; provided, however, that under Section 2(b) of the Registration Rights Agreement, dated September 30, 1999, by and between the Company and Unirail, LLC, in the case of a demand registration pursuant to Section 2.1 of the Registration Rights Agreement in which cutbacks are required, the Company would have priority over the Initiating Holders (as defined in the Registration Rights Agreement); provided, further, that in any such event, the Company hereby irrevocably waives such right and shall only be entitled to include its securities in any such registration in accordance with Section 2(e) of the Registration Rights Agreement.

                  5.24 Stockholders Agreement. Schedule 5.24 of the Disclosure Schedules sets forth all agreements to which the Company or any Subsidiary is a party or by which it is bound relating to shareholder actions or voting. None of the agreements listed in Schedule 5.24 of the Disclosure Schedules grants any shareholder rights which conflict with the rights to be granted to the Purchaser in the Stockholders Agreement.

                  5.25 Trade Relations. To the best knowledge of the Company, there exists no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship or business of the Company and its Subsidiaries taken as a whole or their business with any customer or any group of customers whose use of their services are individually or in the aggregate material to the business of the Company and its Subsidiaries taken as a whole, or with any material supplier.

                  5.26 Material Contracts. Schedule 5.26 of the Disclosure Schedules lists (i) all of the Company's "material contracts" (as defined in Item 601 of Regulation S-K of the Commission) and (ii) all agreements restricting the payments of dividends on the Preferred Stock. All of the contracts, agreements and commitments of the Company and its Subsidiaries listed in Schedule 5.26 of the Disclosure Schedules are (assuming due execution of the counterparties thereto) in full force and effect and binding upon the parties thereto in accordance with their terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in equity or at law) and an implied covenant of good faith and fair dealing). Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company or any of its Subsidiaries, or other party to such contracts, agreements and commitments is in default thereunder, nor does any condition exist that with notice or lapse of time, or both would constitute a default in any material respect thereunder. Neither the Company nor any of its Subsidiaries has any knowledge of any proposed, pending, or likely cancellation or termination of any such contract, agreement or commitment.

                  5.27 Projections. Prior to the date hereof, the Company delivered to the Purchaser its latest budgets for the six months ended December 31, 2000 and fiscal year 2001 (prepared excluding the investments in Bolivia and Westrail but including the transactions contemplated by this Agreement) , a copy of which is included in Schedule 5.27 of the Disclosure Schedules (the "Projections"). The assumptions used in preparation of the Projections were reasonable when made and continue to be reasonable as of the Closing Date. The Projections have been prepared in good faith and the Projections give effect to the transactions contemplated by this Agreement. The Purchaser acknowledges that the Projections contain assumptions about future events and that actual results during the period or periods covered may differ from the data and results contained in such Projections.

                  5.28 No Undisclosed Financial Liabilities. Except as set forth in Schedule 5.28 of the Disclosure Schedules, the Company and its Subsidiaries, after giving effect to the transactions contemplated hereby, do not have any material direct or indirect indebtedness, liability (including, without limitation, product liability or warranty claim), obligation, fixed or unfixed, contingent or otherwise, (collectively "Financial Liabilities"), other than (i) Financial Liabilities fully and adequately reflected on the 1999 Audited Financials or the Interim Financials, (ii) those incurred since December 31, 1999 or in the ordinary course of business or pursuant to the Credit Agreement and (iii) Financial Liabilities incurred pursuant to this Agreement.

                  5.29 Labor Matters. Except as set forth in Schedule 5.29 of the Disclosure Schedules, as of the date hereof, (i) there are no controversies pending or, to the Company's knowledge, threatened, between the Company or any of its Subsidiaries and any of their respective employees, which controversies have had, or would reasonably be expected to have, a material adverse effect on the Company; (ii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries, or does the Company or any of its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and
(iii) to the knowledge of the Company, there are no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries which would reasonably be expected to have a material adverse effect on the condition of the Company.

                  5.30 Absence of Certain Payments. None of the Company, any of its Subsidiaries or any of their respective Affiliates, officers, directors, employees or agents or other people acting on behalf of any of them have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation, decree, directive or order of any other country and (ii) without limiting the generality of the preceding clause (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. None of the Company, any of its Subsidiaries or any of their respective Affiliates, directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.


                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES
                         AND COVENANTS OF THE PURCHASER

           The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

                  6.1      Existence and Power. The Purchaser:

                           (a)     is duly organized and validly existing under
the laws of the jurisdiction of its organization;

                           (b)     has all requisite power and authority to
execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder; and

                           (c)     has the power and authority to own and
operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged.

                  6.2 Authorization; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement:

                           (a)     is within the Purchaser's power and authority
and has been duly authorized by all necessary action;

                           (b)     will not violate, conflict with or result in
any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Purchaser in any material respect, or any order or decree directly relating to the Purchaser;

                           (c)     as of the date hereof, will not subject the
Purchaser to any material penalty or other onerous condition under or pursuant to any applicable law or governmental regulation; and

                           (d)     as of the date hereof, is permitted by the
laws and regulations of the jurisdiction to which it is subject.

                  6.3 Binding Effect. This Agreement and, when executed by the Company and the other parties thereto on the Closing Date, the Registration Rights Agreement and the Stockholders Agreement have been duly executed and delivered by the Purchaser, constitute the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by an implied covenant of good faith and fair dealing, by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability or as the enforcement may be limited by considerations of public policy.

                  6.4 No Legal Bar. The execution, delivery and performance of this Agreement will not violate any Requirement of Law in any material respect.

                  6.5 Purchase for Own Account. The Preferred Shares (including, for purposes of this Section 6.5, the Class A Common Stock issuable upon conversion of the Preferred Shares) to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the Preferred Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control. If the Purchaser should in the future decide to dispose of any of the Preferred Shares, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to the Preferred Shares. If the Purchaser should decide to dispose of the Preferred Shares, other than pursuant to the provisions of the Registration Rights Agreement, the Purchaser, if requested by the Company, will have the obligation in connection with such disposition, at the Purchaser's expense, of delivering an opinion of counsel of recognized standing in securities law, in connection with such disposition to the effect that the proposed disposition of the Preferred Shares would not be in violation of the Securities Act or any applicable state securities laws and, assuming such opinion is required and is otherwise appropriate in form and substance under the circumstances, the Company will accept, and will recommend to any applicable transfer agent or trustee for any of the Preferred Shares that it accept, such opinion. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Preferred Shares and the shares of Class A Common Stock issued on conversion thereof to the following effect:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

                  6.6 Investment Representation. The Purchaser is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Commission.

                  6.7 Litigation. There is no order or claim, action, suit, audit, assessment, arbitration or inquiry, or any proceeding or investigation by or before any governmental authority, pending, or to the Purchaser's knowledge, currently threatened against the Purchaser which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  6.8 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.


                                    ARTICLE 7

                                 INDEMNIFICATION

                  7.1 Indemnification by the Company. In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates (including, without limitation, Brown Brothers Harriman & Co.) and their respective officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, an "indemnified party") to the fullest extent permitted by law from and against any and all losses, claims, damages, reasonable expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities ("Liabilities") resulting from any breach of any covenant or agreement of the Company contained in this Agreement or any legal, administrative or other actions (including actions brought by the Company or any equity holders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement, the Preferred Shares, the Registration Rights Agreement, the Stockholders Agreement, the transactions contemplated hereby or thereby, or any indemnified person's role therein or in the transactions contemplated hereby or thereby; provided, however, that the Company shall not be liable under this Section 7.1: (a) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld unless the Company shall have agreed in writing in a form satisfactory to the Purchaser to pay any amount (and not challenge an indemnified party's right to indemnification under this Article 7) required to be paid to settle a claim, in which case the Company may grant or withhold its consent in its sole discretion) or (b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) incurred by such indemnified party on a monthly basis (subject to receipt of customary invoices and other appropriate documentation); provided, however, that if an indemnified party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party.

                  7.2 Indemnification by the Purchaser. In addition to all other sums due hereunder or provided for in this Agreement, the Purchaser agrees to indemnify and hold harmless the Company and its officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, a "Company Indemnified Party") to the fullest extent permitted by law from and against any and all Liabilities resulting from any breach of any covenant or agreement of the Purchaser contained in this Agreement; provided, however, that the Purchaser shall not be liable under this Section 7.2: (a) for any amount paid in settlement of claims without the Purchaser's consent (which consent shall not be unreasonably withheld) or (b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct, bad faith or gross negligence of such Company Indemnified Party; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. In connection with the obligation of the Purchaser to indemnify for expenses as set forth above, the Purchaser further agrees to reimburse each Company Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) incurred by such Company Indemnified Party on a monthly basis (subject to receipt of customary invoices and other appropriate documentation); provided, however, that if a Company Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct, bad faith or gross negligence of such Company Indemnified Party. Notwithstanding anything to the contrary in this Agreement, any claim for indemnification under this Section 7.2 shall be limited solely to the assets of the Purchaser and shall not be made against or in any way be construed to include the assets of Brown Brothers Harriman & Co. In addition, the indemnification provided by the Purchaser in this Section 7.2 shall be limited as follows: the Purchaser shall not be obligated to pay any amount for indemnification in excess of the Purchase Price paid by the Purchaser.

                  7.3      Notification. Each indemnified party under this
Article 7 will, promptly after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from the Company or the Purchaser, as the case may be, under this Article 7, notify the Company or the Purchaser, as the case may be, in writing of the commencement thereof. The omission of any indemnified party so to notify the Company or the Purchaser, as the case may be, of any such action shall not relieve the Company or the Purchaser, as the case may be, from any liability which it may have to such indemnified party (i) other than pursuant to this
Article 7 or (ii) under this Article 7, except to the extent the Company or the Purchaser, as the case may be, is prejudiced by such omission. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the Company or the Purchaser, as the case may be, of the commencement thereof, the Company or the Purchaser, as the case may be, shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company or the Purchaser, as the case may be, and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's or the Purchaser's, as the case may be, expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or the Purchaser, as the case may be, or (b) any conflict or potential conflict exists between the Company or the Purchaser, as the case may be, and such indemnified party that would make such separate representation advisable; provided, however, that in no event shall the Company or the Purchaser, as the case may be, be required to pay fees and expenses under this Section 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Company or the Purchaser, as the case may be, agrees that the Company or the Purchaser, as the case may be, will not, without the prior written consent of the Purchaser or the Company, as the case may be (such consent not to be unreasonably conditioned or withheld), settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any indemnified party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchaser or the Company, as the case may be, and each other indemnified party from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.

                  7.4 Registration Rights Agreement. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS

                  The Company hereby covenants and agrees (a) with the Purchaser, with respect to all of this Article 8, and (b) with any other Holder, with respect to Sections 8.1 (except with respect to Section 8.1(c)), 8.3 (provided such Holder has agreed to be bound by the provisions contained in Section 8.2), 8.4, 8.5, 8.7 and 8.8:

                  8.1 Financial Statements. The Company shall deliver to the Purchaser and make publicly available to any other Holder (except with respect to Section 8.1(c)) any other Holder:

                           (a)     not later than ninety (90) days after the end
of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management discussion and analysis of the operations of the Company and its Subsidiaries for such fiscal year and by the opinion of Arthur Andersen LLP (or any successor thereto) or another nationally recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with respect to which such accounting firm concurs); provided, however, that the delivery of a copy of the Company's Annual Report on Form 10-K shall satisfy the requirements of this Section 8.1(a);

                           (b)     commencing with the fiscal period ending on
September 30, 2000, not later than forty-five (45) days after the end of each of the first three fiscal quarters of each year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of income and cash flow for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company; provided, however, that the delivery of a copy of the Company's Quarterly Report on Form 10-Q shall satisfy the requirements of this Section 8.1(b);

                           (c)     so long as the Purchaser holds at least 20%
of the shares of Class A Common Stock issued or issuable upon conversion of the Preferred Stock (whether or not the Preferred Shares have been converted), annual budgets and such other financial and operating data of the Company and its Subsidiaries, as the Purchaser reasonably may request, to the extent that such information is formally prepared for the Company's Chairman, President, Board of Directors, other investor groups and/or banks or other lenders;

                           (d)     at any time when it is not subject to Section
13 or 15(d) of the Exchange Act, upon request, to the Purchaser and prospective purchasers of the Preferred Shares, information of the type that would satisfy the requirement of subsection (d)(4)(i) of Rule 144A (or any similar successor provision) under the Securities Act; and

                           (e)     except as otherwise provided in Sections
8.1(a) and (b), promptly after the same are filed, copies of all Commission Documents.

                  8.2 Confidentiality. The Purchaser will utilize reasonable good faith efforts to maintain as confidential any information obtained from the Company (to the extent the Purchaser reasonably believes such information is material and non-public or to the extent the Purchaser is advised by the Company that such information is confidential) (other than information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by the Purchaser or any of its representatives); (ii) is available to the Purchaser on a non-confidential basis from a source other than the Company or its Subsidiaries; provided, that such source was not known by the Purchaser to be bound by a confidentiality agreement with the Company or any of its Subsidiaries; or (iii) has been independently developed by the Purchaser), and shall not disclose any information obtained from the Company pursuant to Section
8.1 and required to be maintained as confidential pursuant hereto, except (a) to Brown Brothers Harriman & Co. and its advisors, representatives, agents, partners and employees; (b) to its advisors, representatives, agents, partners (and their representatives and advisors) and employees (collectively, the "Purchaser's Representatives"); (c) as may be required by law (including a court order, subpoena or other administrative order or process) or applicable regulations to which the Purchaser is or becomes subject to; (d) in connection with any litigation arising out of or related to this Agreement; provided, that in any such event the Purchaser shall provide the Company with prompt notice of such requirement so that the Company may seek a protective order or other appropriate remedy and provided, further, that if such protective order or other remedy is not obtained, the Purchaser and the Purchaser's Representative shall disclose only that portion of such information which the Purchaser is advised by counsel is legally required to be disclosed and shall take all reasonable steps to preserve the confidentiality of such information (including by obtaining, at the Company's expense, an appropriate protective order or other reliable assurance that confidential treatment will be accorded such information); (e) to the executive officers of the Company or any of its Subsidiaries; or (f) with the consent of the Company. Notwithstanding anything to the contrary in this
Article 8, the Purchaser shall advise the parties set forth in clauses (a) and
(b) of the proviso of the immediately preceding sentence of the terms of this
Section 8.2 and, in any event, shall be responsible for any breach of this
Section 8.2 by such persons.

                  8.3 Notices. Promptly following actual knowledge of the Chief Executive Officer, the President or the Chief Financial Officer of the Company of the
 events described below, the Company shall give written notice within 10 days to the Purchaser of:

                           (a)     the occurrence of any material default under,
or material breach of, any provision of Article 8 or 9 accompanied by a certificate specifying the nature of such default or breach, the period of existence thereof and the action that the Company has taken or proposes to take with respect thereto; and

                           (b)     any (i) material default or event of default
under any material Contractual Obligation of the Company or any of its Subsidiaries, or (ii) material dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority;

each accompanied by a statement setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto. Notice to the Purchaser shall be deemed satisfied if the Purchaser's representative on the Company's board of directors has actual knowledge of an event described in this section because of specific disclosure of such an event at a meeting of the Company's board of directors at which such representative is present.

                  8.4 Issue Taxes. The Company shall pay, or cause to be paid, all documentary and similar taxes levied under the laws of any applicable jurisdiction in connection with the issuance of the Preferred Shares and the execution and delivery of the other agreements and documents contemplated hereby and any modification of the Preferred Shares or such other agreements and documents and will hold the Purchaser harmless, without limitation as to time, against any and all Liabilities with respect to all such taxes.

                  8.5      Reservation of Shares.

                  (a) The Company shall reserve and keep available out of its authorized preferred stock, solely for the purpose of sale to the Purchaser of the Additional Shares, 15,000 Preferred Shares until the expiration of the Purchaser Option. The Additional Shares shall be duly and validly issued and, upon payment of the applicable Additional Purchase Price, be fully paid and non-assessable.

                  (b) The Company shall at all times reserve and keep available out of its authorized Class A Common Stock, solely for the purpose of issue or delivery upon conversion of the Preferred Shares as provided in the Certificate of Designation, such number of shares of Class A Common Stock as shall then be issuable or deliverable upon the conversion of all outstanding Preferred Shares. Such shares of Class A Common Stock shall, when issued or delivered in accordance with the Certificate of Designation, be duly and validly issued and fully paid and non-assessable. The Company shall issue the Class A Common Stock into which the Preferred Shares are convertible upon the proper surrender of the Preferred Shares in accordance with the provisions of the Certificate of Designation and shall otherwise comply with the terms thereof.

                  8.6 Inspection. So long as the Purchaser owns at least 20% of the shares of Class A Common Stock issued or issuable upon conversion of the Preferred Shares (whether or not the Preferred Shares have been converted), the Company will permit, and will cause each of its Subsidiaries to permit, representatives of the Purchaser to visit and inspect any of its properties and to discuss its affairs, finances and accounts with a senior executive of the Company, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Company.

                  8.7 Registration and Listing. If any shares of Class A Common Stock required to be reserved for purposes of conversion of the Preferred Shares as provided in the Certificate of Designation require registration with or approval of any Governmental Authority under any Federal or state or other applicable law before such Class A Common Stock may be issued or delivered upon conversion, the Company will endeavor in good faith and use its best efforts to, as expeditiously as possible, to cause such Class A Common Stock to be duly registered or approved, as the case may be, unless such registration or approval is required solely because of a breach of the Purchaser's representation contained in Section 6.5. So long as the Class A Common Stock is quoted on the NASDAQ or listed on any national securities exchange, the Company, if permitted by the rules of such system or exchange, will quote or list and keep quoted or listed on such system or exchange, upon official notice of issuance, all Class A Common Stock issuable or deliverable upon conversion of the Preferred Shares. In addition, at the request of the Purchaser, the Company will endeavor in good faith and as expeditiously as possible obtain private placement numbers for the Preferred Shares and the Common Stock issued upon conversion of the Preferred Shares, assigned by the CUSIP Service Bureau of Standard & Poor's ratings group and make such securities PORTAL and DTC eligible.

                  8.8 HSR Act Filing. The Company and the Purchaser shall cooperate with one another to (including furnishing such necessary information and reasonable assistance as the other party may request) prepare and file notification and report forms in compliance with the HSR Act when necessary, and to otherwise ensure full compliance with the requirements of the HSR Act. The Company and the Purchaser shall each bear 50% of the aggregate expenses of the parties (including filing fees and reasonable attorneys' fees, charges and expenses) in connection with any such preparation and filing.

                  8.9 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares for general corporate purposes and acquisitions, including the investment in Bolivia.

                                    ARTICLE 9

                               NEGATIVE COVENANTS

                  The Company hereby covenants and agrees that:

                  9.1 Consolidations and Mergers. The Company shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whenever acquired), except the Company may consolidate or merge with or into, or sell all or substantially all of its assets to, any Person if:

                           (a)     The corporation or partnership formed by such
consolidation or surviving such merger or the Person which acquires all or substantially all of the assets of the Company shall be (after giving effect to such transaction) a Solvent corporation or partnership organized or formed, as the case may be, and existing under, the laws of the United States, any state thereof, or the District of Columbia and shall expressly assume in writing all of the obligations of the Company under this Agreement, the Preferred Shares, the Stockholders Agreement and the Registration Rights Agreement;

                           (b)     immediately after giving effect to such
transaction, no default under, or breach of, provisions of Article 8 and 9 exists; and

                           (c)     the Company shall have furnished to the
Holders (i) an opinion of counsel satisfactory to a majority in interest of the Holders addressing the matters (other than Solvency) set forth in clause (a) above and (ii) the certificate of the Chief Financial Officer of the Company to the effect that such transaction has been consummated in compliance with the foregoing requirements; provided that nothing in this Section 9.1 shall affect the rights of any Holder under this Agreement, the Preferred Shares, the Stockholders Agreement or the Registration Rights Agreement.

                  9.2 Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Company or of any such Subsidiary, except on terms no less favorable to the Company or such Subsidiary than those the Company or such Subsidiary would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such subsidiary; provided that any transaction approved by a majority of the independent directors of the Company shall be conclusively deemed to be on such terms.

                  9.3 No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries shall enter into any loan or other agreement, or enter into any amendment or other modification to any currently existing agreement, which newly executed loan or other agreement or amendment or modification to a currently existing agreement by its terms restricts or prohibits the ability of the Company to pay the dividends on the Preferred Stock contemplated in the Certificate of Designation or to issue Class A

Common Stock upon conversion of the Preferred Stock in accordance with the Certificate of Designation and this Agreement; provided, however, that the foregoing shall not prevent the Company from entering into loan or other agreements that contain restrictions on the ability of the Company to pay dividends on the Preferred Stock either (i) during the existence of an event of default under such agreements or (ii) if such payment would, although not in itself a breach of any covenant or a default or event of default under any such agreement, result in the occurrence of a default or event of default under any such agreement so long as, on the date such agreement is entered into, (x) the terms of any such agreement would not prohibit such payment on such date and (y) the Company does not reasonably anticipate based on facts available as of the date of the execution of any such loan or other agreement, that any of the terms of any such agreement is likely to be breached during the term of such agreement as a result of such payment of dividend.

                  9.4 Issuance of Preferred Stock. The Company shall not issue any Preferred Stock except pursuant to this Agreement.

                  Notwithstanding the foregoing provisions of this Article 9, this Article 9 shall cease to be operative and shall have no further force and effect if no Preferred Shares shall remain outstanding.


                                   ARTICLE 10

                                  MISCELLANEOUS

                  10.1 Survival of Provisions. All warranties, representations and covenants made by the Company in or under this Agreement shall be considered to have been relied upon by the Purchaser and shall survive the execution and delivery of this Agreement and the issuance to the Purchaser of the Preferred Shares, regardless of any investigation made by the Purchaser or on its behalf. All warranties, representations and covenants made by the Purchaser or on its behalf shall survive the execution and delivery of this Agreement and the issuance to the Purchaser of the Preferred Shares. Except as otherwise set forth in Article 8 or 9, all of the representations and warranties made herein and each of the provisions of Articles 5, 6, 7 and 10 shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser or any Affiliate, acceptance of the Preferred Shares and payment therefor, payment or prepayment of the Preferred Shares upon redemption or otherwise, conversion of the Preferred Shares or termination of this Agreement. Notwithstanding anything to the contrary contained in the foregoing, the representations and warranties set forth in Articles 5 and 6 shall, with respect to the Initial Closing and any Additional Closing pursuant to Section 2.1(b)(i), expire on the forty-fifth day following the earlier of (x) the delivery to the Purchaser of audited consolidated financial statements of the Company for the period commencing on the date of the last audited financial statements of the Company that are publicly available and ending on the last day of the month in which such Closing occurred, accompanied by the opinion of Arthur Andersen LLP (or any successor thereto) or another nationally recognized independent public account firm

(which report shall state that such consolidated financial statements present fairly, in all material respects, the financial position for the period indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with respect to which such accounting firm concurs) and (y) the filing with the SEC by the Company of the Company's Annual Report on Form 10-K (including audited financial statements that comply with the requirements of Section 8.1(a) of this Agreement) for the year ended December 31) in which such Initial Closing or Additional Closing pursuant to Section 2.1(b)(i) occurred. In addition, the representations and warranties set forth in Articles 5 and 6 shall, with respect to any Additional Closing pursuant to Section 2.1(b)(ii), expire 180 days following such Additional Closing.

                  10.2 Further Actions. Each of the parties hereto agrees that, except as otherwise provided in this Agreement and subject to its legal obligations, it will use its reasonable best efforts to fulfill all conditions precedent specified herein, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

                  10.3 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                           (a)     if to the Purchaser at the following address:

                                        The 1818 Fund III, L.P.
                                        c/o  Brown Brothers Harriman & Co.
                                        59 Wall Street
                                        New York, New York 10005
                                        Telecopier No.:  (212) 493-8429
                                        Attention:  Mr. T. Michael Long


                                with a copy to:

                                        Paul, Weiss, Rifkind, Wharton & Garrison
                                        1285 Avenue of the Americas
                                        New York, New York 10019-6064
                                        Telecopier No.:  (212) 757-3990
                                        Attention:  Marilyn Sobel, Esq.


                           (b)     if to the Company at the following address:

                                        Genesee & Wyoming Inc.
                                        66 Field Point Road
                                        Greenwich, Connecticut 06830
                                        Telecopier No.: (203) 661-4106
                                        Attention:  John C. Hellmann
                                with a copy to:

                                        Simpson, Thacher & Bartlett
                                        425 Lexington Avenue
                                        New York, New York 10017-3909
                                        Telecopier No.: (212) 455-2502
                                        Attention:  Philip T. Ruegger, III, Esq.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

                  10.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Purchaser may assign any of its rights under this Agreement, the Preferred Shares, the Registration Rights Agreement or the Stockholders Agreement to any of its Affiliates. Subject to the restrictions of this Agreement, the Purchaser may assign any of its rights under this Agreement (other than those set forth in Section 8.1(c), 8.3 (unless the Holder agrees to be bound by Section 8.2) or 8.6, assignments of which shall be void and of no force and effect), or the Preferred Shares, or a portion thereof to any other Holder. The Company may not assign any of its rights under this Agreement without the written consent of the Purchaser; provided, however, that any merger of the Company with or into any Person shall not be deemed to be an assignment hereunder. Except as provided in Article 7, no Person other than the parties hereto is intended to be a beneficiary of this Agreement, the Preferred Shares, the Registration Rights Agreement or the Stockholders Agreement.

                  10.5 Amendment and Waiver. No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise. Any amendment, supplement, modification or termination of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given and shall be effective only when signed in writing by or on behalf of holders of at least 50% of the outstanding Preferred Shares. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  10.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  10.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  10.8 Determinations. Except where any provision expressly requires that a determination be reasonable or a consent not be unreasonably withheld, or be subject to qualifications to similar effect, all determinations to be made by the Company, the Purchaser or any Holder hereunder in its opinion or judgment or with its approval or otherwise shall be made by it in its sole discretion.

                  10.9 Governing Law. This Agreement has been negotiated, executed and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York.

                  10.10 Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York located in New York City or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in
Section 10.3, such service to become effective 10 days after such mailing.

                  10.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  10.12 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

                  10.13 Remedies. If a breach of this Agreement or the Certificate of Designation by the Company occurs and is continuing, any Holder may pursue any available remedy by proceeding at law or in equity to enforce the performance (including, without limitation, the specific performance) of any provision of this Agreement or the Certificate of Designation. A Holder may maintain a proceeding even if it does not possess any of the Preferred Shares or does not produce any of them in the proceeding. Except as otherwise provided by law, a delay or omission by any Holder in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  10.14 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, the Certificate of Designation, the Registration Rights Agreement and the Stockholders Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, the Certificate of Designation, the Registration Rights Agreement and the Stockholders Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  10.15 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the Certificate of Designation, the Registration Rights Agreement or the Stockholders Agreement or any other document or instrument contemplated hereby or thereby, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees, charges and disbursements in addition to any other available remedy.

                  10.16 Publicity. Except as may be required by applicable law, neither party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other party hereto. If any announcement is required by law to be made by either party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other party and shall give the other party an opportunity to comment thereon.

                  10.17 Expenses. The company acknowledges and agrees that if the transactions contemplated hereby are consummated at the Initial Closing, the Company shall reimburse the Purchaser for all (i) reasonable out-of-pocket expenses and all consulting and legal fees and expenses and other charges of the Purchaser in connection with the negotiation, execution and delivery of this Agreement, the Preferred Shares, the Registration Rights Agreement and the Stockholders Agreement; provided, however, that the Company's total liability for such expenses shall not exceed $60,000 in the aggregate and (ii) reasonable out-of pocket expenses for attendance at meetings of the Board of Directors of the Company by the Purchaser's director to the same extent and upon the same terms as the Company reimburses its other directors; provided, however, that if a representative of the Purchaser attends such meetings in lieu of the Purchaser's director, the Company shall reimburse the Purchaser for reasonable out-of-pocket expenses for such representative's attendance at meetings of the Board of Directors of the Company to the same extent as would have been provided for the Purchaser's director.

                  10.18    Termination.

                           (a)     This Agreement may be terminated prior to the
Initial Closing Date as follows:

                                   (i) at the election of the Company if any one
         or more of the conditions to its obligation to close has not been fulfilled as of the Initial Closing Date;

                                   (ii) at the election of the Purchaser if any
         one or more of the conditions to its obligation to close has not been fulfilled as of the Initial Closing Date;

                                   (iii) at the election of the Company if the
         Purchaser has breached a covenant or agreement in any material respect contained in this Agreement, which breach cannot be or is not cured by the Initial Closing Date;

                                   (iv) at the election of the Purchaser if the
         Company has breached a covenant or agreement in any material respect contained in this Agreement, which breach cannot be or is not cured by the Initial Closing Date; or

                                   (v) at any time on or prior to the Initial
         Closing Date, by mutual written consent of the Company and the Purchaser.

                  If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 10.18(b).

                           (b)     If this Agreement is terminated in accordance
with Section 10.18(a) and the transactions contemplated by this Agreement are not consummated, this Agreement shall become null and void and of no further force and effect, except for the provisions of Article 7; provided, however, that none of the parties shall have any liability in respect of a termination of this Agreement except to the extent that failure to satisfy the conditions of
Article 3 or Article 4, as the case may be, results from the intentional or willful violation by such party of its obligations contained in this Agreement or any documents delivered pursuant to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.

                                        GENESEE & WYOMING INC.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        THE 1818 FUND III, L.P.

                                        By: Brown Brothers Harriman & Co.,
                                              Its General Partner



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: